Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated February 28, 2014, with respect to the consolidated financial statements and schedule included in the Annual Report of Qualys, Inc. on Form 10-K for the year ended December 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Qualys, Inc. on Forms S-8 (File No. 333-184394 and File No. 333-193576).

/s/ GRANT THORNTON LLP

San Francisco, California
February 28, 2014